[Exhibit 99.1 - Press Release]

PREMIER DEVELOPMENT & INVESTMENT, INC. REPORTS SIGNIFICAT REVENUE INCREAES AND RELEASE OF 2004 AUDIT RESULTS

Dallas, TX. - April 08, 2005 - Premier Development & Investment, Inc. (OTC Bulletin Board: PDVN), in releasing its annual audited financial results for the year ended December 31, 2004, announces that its financial performance improved compared to the prior year. The Net Income Gain of $116,389 for this period was an improvement from the Net Loss of $42,626 in financial year 2003. Prior to Income Taxes the Company experienced a Net Income Gain of $145,466, marking the first time the company has experienced end of the year profitability.

This Year's consolidated revenues were $542,947, representing an increase from the prior year revenues of $14,000. Revenues consisted primarily of revenue
generated from our Players Grille, Inc. operating division.   Also reflected in
the revenue is a one-time gain of $198,737 in fiscal 2004 from the sale of our 20% interest in Coconut Grove Group, Ltd., a joint venture project.

Commenting on the results, Eric Boyer, President and Chief Executive Officer, said, "We are very pleased to report these improved fiscal results which are the result of the Company's emerging from a developmental stage business to an operator of a sports themed restaurant in the past year. We expect that our results from continuing operations for the balance of fiscal year 2005 will exceed 2004 results for the same periods. Having said this, while we are very encouraged by these financial results, we are not content. We are currently re-focusing our resources and reviewing our strategic plan for growth and expansion and will continue to work hard to position Premier for long-term profitable growth and to increase shareholder value."

Full details regarding the Company's performance and financial data for FY '04 can be found in the 10-KSB annual report, which was filed yesterday with the Securities and Exchange Commission. A link can be found on the Company's website http://www.premierdev.com/InvestorRelations under the tab, SEC Filings.

About Premier

Premier Development & Investment, Inc. is a publicly held developer and operator of theme-based restaurant and bar concepts. These concepts are developed internally and through partnerships with other restaurant developers with the intent of building them into full-fledged chains and franchise opportunities. Premier owns and operates the Player's Grille Restaurant and Bar(TM), a casual dining sports themed concept based in Florida. Premier Realty Holdings, Inc., a wholly owned subsidiary, operates Countrywide Realty Services, http://www.cw-realty.com , a full service commercial and residential listing brokerage firm specializing in selling, buying, or leasing properties and providing a full range of real estate services to the greater Miami and Southeastern Florida marketplace.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Premier Development & Investment, Inc.) contains statements that are forward-looking, such as statements relating to the future anticipated direction of the restaurant industry, plans for future expansion, various business development activities, planned capital expenditures, future funding sources, anticipated sales growth and prospective dealings and joint venture projects. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of Premier. These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependence on existing management, financing activities, domestic and global economic conditions, and changes in federal or state tax laws. For a description of additional risks and uncertainties, please refer to Premier's filings with the Securities and Exchange Commission.

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